ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070540758-58
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 08/03/2007 7:38 AM
	Entity Number E0559422007-5

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Medzed Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Business Filings Incorporated Name 6100 Neil Road, Suite 500, (MANDATORY) Physical Street Address — Reno (City) — Nevada 89511 (Zip Code) (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 2,000 — Par value per share: $ 0.01 — Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Daniel MacLean Name 6060 Blue Ridge Drive, Apt E (Street Address) — Highlands Ranch (City) — Colorado (State) — 80130 (Zip Code) 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: All lawful business
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	The Nevada Company, Mark Williams, A.V.P (Name) — X [signature] (Signature) 8025 Excelsior Drive, Suite 200 (Address) — Madison (City) — WI (State) — 53717 (Zip Code)
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — August 2, 2007 (Date)

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.380)

Filed in the office of	Document Number 20070748558-36
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/01/2007 11:30 AM
	Entity Number E0559422007-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Medzed Inc.

2. The articles have been amended as follows (provide article numbers, if available):

"3. Shares: Number of shares with par value: 50,000,000 par value per share: $0.0001"

3. The undersigned declare that they constitute at least two-thirds of the incorporators [X], or of the board of directors [ ] (check one box only)

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ______________________ Signature

X ______________________ Signature

Daniel R. Maclean

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend 78.380 2007 Revised on: 01/01/07